UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 18, 2022

HEALTHIER CHOICES MANAGEMENT CORP.
(Exact Name of Registrant as Specified in Its Charter)

001-36469
(Commission File Number)

Delaware	84-1070932
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3800 NORTH 28TH WAY
HOLLYWOOD, Florida 33020
(Address of principal executive offices, including zip code)

(305) 600-5004
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCMC	OTC Pink Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 18, 2022, Healthier Choices Management Corp. (the “Company” or “HCMC”) entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Company sold and issued 14,722.075 shares of its Series E Redeemable Convertible Preferred Stock (the “HCMC Preferred Stock”) to five institutional investors (the “Purchasers”) for an aggregate subscription price of $13,250,000 (the “Offering”).  The HCMC Preferred Stock is currently convertible into 147,220,750,000 shares of the Company’s Common Stock at a conversion price of $0.0001 per share, with such conversion price subject to adjustment as described below and as set forth in the Certificate of Designation (as defined below).  The transactions contemplated by the SPA were consummated on August 19, 2022.

The proceeds the Company received in the Offering will be held in segregated accounts pursuant to a deposit account control and will be released either (1) to the Company, upon conversion of the HCMC Preferred Stock or (2) to the Purchaser, upon redemption of the HCMC Preferred Stock.

Pursuant to the SPA, Purchasers will also be required to purchase Series A Convertible Preferred Stock (“NewCo Series A Stock”) of a newly created public company (“NewCo”) resulting from spin off of HCMC’s grocery and wellness businesses in the same subscription amounts that the Purchasers paid for the HCMC Preferred Stock (the “Spinoff”).  The closing of the sale of the NewCo Series A Stock is expected to be contemporaneous with the completion of the Spinoff transaction and the effectiveness of the registration of the NewCo common stock.  The purchase price will be $1,000 per share of NewCo Series A Stock.

The initial conversion price for the NewCo Series A Stock is $10.00 per share.  On the 40th calendar day (“Reset Date”) after the effectiveness of the Spinoff, the conversion price will be reset in the event the closing price of the Common Stock on such date is less than $10.00 per share.  The reset conversion price will equal a 10% discount to the 5-day volume weighted average price measured using the 5 trading days preceding the Reset Date; provided, however, in no instance will the conversion price be reset below $3.00 per share.  The holders of the NewCo Series A Stock shall have voting rights on as converted basis.  NewCo will register for resale the NewCo common stock issuable upon exercise of the NewCo Series A Stock.  The proceeds of the Spinoff offering for the sale of the NewCo Series A Stock will be used for general corporate purposes and potential acquisitions.

The foregoing description of the Securities Purchase Agreement is a summary and is qualified in its entirety by reference to the provisions thereof, a copy of which is attached to this Current Report as Exhibit 10.1, which is incorporated by reference herein.

The issuances of the shares of HCMC Preferred Stock and the shares of HCMC common stock issuable upon conversion thereof were exempt from registration pursuant to the provisions Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D, as promulgated by the Commission.  The shares of HCMC Preferred Stock and the shares of common stock into which they may be converted constitute restricted securities that may not be offered or sold absent their registration for resale or the availability of an exemption therefrom.

The foregoing description of the Securities Purchase Agreement is a summary and is qualified in its entirety by reference to the provisions thereof, a copy of which is attached to this Current Report as Exhibit 10.1, which is incorporated by reference herein.

ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

See Item 5.03 herein for a discussion of the terms of the HCMC Preferred Stock.

 ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On August 18, 2022, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of the Series E Redeemable Convertible Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware.  The number of shares of HCMC Preferred Stock designated is 14,722.075 and each share of HCMC Preferred Stock has a stated value equal to $1,000 (the “Stated Value”).

Voting Rights

The HCMC Preferred Stock shall have voting rights on as converted basis at the Company’s next stockholders’ meeting.  However, as long as any shares of HCMC Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the HCMC Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the HCMC Preferred Stock or alter or amend the Certificate of Designation, (b) increase the number of authorized shares of HCMC Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Liquidation.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a Fundamental Transaction (as defined in the Certificate of Designation), the holders of HCMC Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to $1,000 per share of HCMC Preferred Stock.

Redemption

Unless earlier converted or extended as set forth below, a Purchaser may require the redemption of all or a portion of the Stated Value of the HCMC Preferred Stock either (1) six months after closing or (2) the time at which the balance is due and payable upon an event of default (the “Redemption Date”).  The Redemption Date will be extended for up to an additional six months as follows:
•	The Redemption Date may be extended by 30 days by a Purchaser for up to an additional six months.
•	During each extension period, the Purchaser may elect to either (1) convert all or a portion of its HCMC Preferred Stock or (2) request redemption of the all or a portion of the HCMC Preferred Stock.
•	Beginning in the second 30-day extension period, the Stated Value will be decreased by 1% during each extension period solely for redemption purposes.
Conversion Price

The conversion price for the HCMC Preferred Stock shall equal $0.0001.  The rights of the HCMC Preferred Stock include certain protections in the event of dilutive equity issuances.

The foregoing description of the HCMC Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.01    REGULATION FD

On August 22, 2022, the Company issued a press release announcing that its Board of Directors has approved (1) a Common Stock share repurchase program, the details of which are set forth in Item 8.01 below, and (2) the spin-off of the Company’s grocery and wellness business which is expected to be completed in in the fourth quarter of 2022.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 8.01    OTHER EVENTS

On August 15, 2022, the Board of Directors approved a share repurchase program authorizing the Company to purchase up to an aggregate of $5 million of the Company’s common stock.  The share repurchase program will be administered in accordance with Rule 10b-18 of the Exchange Act.  Subject to applicable rules and regulations, the shares may be purchased from time to time in the open market or in privately negotiated transactions.  Such purchases will be at times and in amounts as the Company deems appropriate, based on factors such as market conditions, legal requirements and other business considerations.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
2.1	Healthier Choices Management Corp. Certificate of Designation of Preferences, Rights And Limitations of Series E Redeemable Convertible Preferred Stock
10.1	Securities Purchase Agreement, dated as of August 18, 2022, by and between Healthier Choices Management Corp. and the purchasers named therein
99.1	Press release of the Company dated August 22, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthier Choices Management Corp.

Date: August 23, 2022	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

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